UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

Ionetix Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-56821	41-2828779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Sovereign Drive, Lansing, MI	48911
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (517) 252-4069

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of David Landskowsky

On May 15, 2026, David Landskowsky tendered his resignation as a member of the board of directors (“Board”) of Ionetix Corporation (the “Company”), effective as of May 15, 2026. Mr. Landskowsky’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Michael Tarnok

On May 15, 2026, the Board appointed Michael Tarnok to the Board as a Class II director, effective as of May 18, 2026. There are no arrangements or understandings between Mr. Tarnok and any other person pursuant to which Mr. Tarnok was appointed to serve as a director, and there are no transactions between Mr. Tarnok and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Tarnok in connection with his appointment to the Board which is in substantially the same form as that entered into with the existing directors of the Company.

Increase to Whole Board; Appointment to Fill Vacancy

On May 15, 2026, the Board increased the size of the Board from four to five members, and appointed Kevin Cameron, the Company’s Chief Executive Officer, to the Board as a Class III director, effective immediately.

There are no arrangements or understandings between Mr. Cameron and any other person pursuant to which Mr. Cameron was appointed to serve as a director, and there are no transactions between Mr. Cameron and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Cameron previously entered into the standard indemnification agreement with the Company that will remain in effect.

Classified Board

After giving effect to the resignation, appointments, and designations above, the Board currently consists of the following five (5) members, in the following classes:

-	Class I: Douglas Boothe and Gregory Martin, whose terms will expire at the first annual meeting of stockholders to be held after the completion of the Merger (as defined below);

-	Class II: Michael Tarnok, whose term will expire at the second annual meeting of stockholders to be held after the completion of the Merger; and

-	Class III: Kevin Cameron and Michael Stewart, whose terms will expire at the third annual meeting of stockholders to be held after the completion of the Merger.

In this Current Report on Form 8-K (this “Current Report”), “Merger” means the reverse triangular merger and related transactions contemplated by that certain Agreement and Plan of Merger, dated effective as of April 9, 2026, pursuant to which a wholly owned subsidiary of the Company merged with and into Ionetix Corporation (subsequently renamed Ionetix Radioisotopes, Inc.), with Ionetix Corporation surviving as a wholly owned subsidiary of the Company.

Ratification of Board Committees and Adoption of Charters

On May 18, 2026, the Board ratified the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board and adopted charters to govern the respective committees. The compositions of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are as follows:

-	Audit Committee: The Audit Committee consists of Gregory Martin, Michael Tarnok and Michael Stewart. Mr. Martin is the chair of the Audit Committee.

-	Compensation Committee: The Compensation Committee consists of Gregory Martin, Douglas Boothe and Michael Tarnok. Mr. Boothe is the chair of the Compensation Committee.

-	Nominating and Governance Committee: The Nominating and Governance Committee consists of Gregory Martin, Michael Tarnok, and Michael Stewart. Mr. Stewart is the chair of the Nominating and Governance Committee.

The Audit Committee charter, Compensation Committee charter, and Nominating and Governance Committee charter are attached as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report and incorporated herein by reference.

Item 8.01 – Other Events

Termination and Appointment of Exchange Agent and Transfer Agent

Effective April 28, 2026, the Company terminated VStock Transfer as the Company’s exchange agent and transfer agent and appointed Odyssey Transfer and Trust Company (“Odyssey”) as the Company’s exchange agent, transfer agent, and registrar.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating and Governance Committee Charter
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

IONETIX CORPORATION

Dated: May 20, 2026	By:	/s/ Kevin Cameron
Kevin Cameron, Chief Executive Officer

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